UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 2, 2007

Tyson Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-14704

(Commission File Number)

71-0225165

(IRS Employer Identification No.)

2210 West Oaklawn Drive, Springdale, AR 72762-6999

(479) 290-4000

(Address, including zip code, and telephone number, including area code, of

Registrant’s principal executive offices)

Not applicable

(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 –	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On February 2, 2007, Tyson Foods, Inc. (the “Company”) amended its By-Laws and adopted the Third Amended and Restated By-Laws. The By-Laws were amended and restated to:

▪	impose an age limit of 70 for directors, such limit not applying to any current or former chairman of the corporation, and

▪

to provide that the Board of Directors, in its sole discretion, may (i) determine that meetings of stockholders shall not be held at any place but may instead be held solely by means of remote communication and (ii) permit stockholders to participate in a meeting of stockholders by means of remote communication and be deemed present in person and permitted to vote at such meeting.

The foregoing summary of amendments to the Company’s By-Laws does not purport to be a complete description of such amendments. For a complete description of the amendments to the Company’s By-Laws adopted by its Board of Directors see Exhibit 3.2, which is incorporated by reference herein.

ITEM 9.01 –	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit

3.2	Third Amended and Restated By-Laws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tyson Foods, Inc.
Date: February 8, 2007	By:	/s/ R. Read Hudson
	Name:	R. Read Hudson
	Title:	Vice President, Associate General Counsel and Secretary

Tyson Foods, Inc.

Current Report On Form 8-K

Dated February 8, 2007

EXHIBIT INDEX

Exhibit Number	Description
3.2	Third Amended and Restated By-Laws of the Company